SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission
(only as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

Americana Gold and Diamond Holdings, Inc.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[ ]	Fee paid previously with Preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule

0-11(a)(2)and	identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

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Date Filed: June 4, 2004

Americana Gold and Diamond Holdings, Inc.
4790 Caughlin Parkway #171
Reno Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951

NOTICE OF WRITTEN RESOLUTION OF
SHAREHOLDERS OF RECORD
ON MARCH 20, 2003

NOTICE IS HEREBY GIVEN that the management of Americana Gold and Diamond Holdings, Inc., a Nevada Corporation (“Corporation”), obtained votes from selected shareholders of record (“Selected Shareholders”) on March 20, 2003, to consider and act upon:

    1.        The Managements’ proposal to adopt an amendment to the Company’s Articles of Incorporation to increase the authorized capital stock of the corporation to 100,000,000 shares of Common Stock, with a par value of $.001 per share.

    2.        The Managements’ proposal to reverse split the total outstanding shares of the Common Stock on the basis of 1 for 10, i.e., each 10 shares of currently outstanding stock will be reversed back to 1 share. Any fractional share will be rounded up to the next whole share. The total authorized shares of 100,000,000 shares, and the par value of $.001, will remain unchanged.

    3.        The Management’s proposal to change the name of the corporation to MineCore International, Inc. These Selected Shareholders approved the above motion in a written resolution. However, the Corporation’s management does not intend to take any corporate action to enact this resolution until such time as it has fulfilled its obligations under the rules and regulations of the Securities and Exchange Commission. Therefore, management is sending this notice to you. Proxies are not being solicited as management has received sufficient votes to approve the above proposal. The approximate date on which this information statement is being mailed to security holders is June 15, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Dan Forigo
Dan Forigo,
President
Reno, Nevada

June 4, 2004

INFORMATION STATEMENT
REGARDING A CORPORATE ACTION
APPROVED ON MARCH 20, 2003

Written Resolution of the Shareholders

This Information Statement is furnished in connection with a written resolution of a majority of the shareholders of the Corporation as of March 20, 2003. This Information Statement is being sent to shareholders of record on March 20, 2003. The cost of distributing this Information Statement will be borne by the Corporation which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses particularly in connection with their customers whose stock is not registered in the owner’s name, but in the name of such banks or brokerage houses. The mailing address of the Corporation’s business offices is:

4790 Caughlin Parkway #171
Reno Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951

Shareholders Entitled To Vote by Consent Resolution

Only shareholders of record of the Company’s Common Stock at the close of business on March 20, 2003, were entitled to vote on the written resolution. On that date, 24,981,486 shares of Common Stock of the Corporation (the “Common Stock”) were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding on March 20, 2003, constituted a quorum for the transaction of business in the written resolution. As management is not soliciting proxies and has already obtained sufficient votes to obtain a quorum, abstentions and broker non-votes will not be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. A list of the shareholders of record as of March 20, 2003, will be filed in the Corporation’s minute books as an attachment to the written resolution.

Voting on the Written Resolution

The passing of the proposals required the affirmative vote of a majority (12,490,744) of the shares of Common Stock issued and outstanding on March 20, 2003. There were 24,981,486 common shares issued and outstanding on March 20, 2003. The increase in authorized shares of common stock to 100,000,000, the reverse split on a 1 for 10 basis and the name change has been approved by an affirmative vote and written consent of shareholders holding 14,707,036 shares, or approximately 59% of the Corporation´s issued and outstanding shares.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolution.

No director of the Corporation has informed the Corporation in writing that he intends to oppose any action to be taken by the Corporation at the meeting.

Proposals by Security Holders

There are no proposals by any security holders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Matters Approved in the Written Resolution

Change in Capitalization

The Corporation's Board of Directors proposed:

    1.        an amendment to the Company’s Articles of Incorporation to increase the authorized capital stock of the corporation to 100,000,000 shares of Common Stock, with a par value of $.001 per share.

    2.        to reverse split the total outstanding shares of the Common Stock on the basis of 1 for 10, i.e., each 10 shares of currently outstanding stock will be reversed back to 1 share. Any fractional share will be rounded up to the next whole share. The total authorized shares of 100,000,000 shares, and the par value of $.001, will remain unchanged.

    3.        The Management’s proposal to change the name of the corporation to MineCore International, Inc.

        Although the amendments have been approved by an affirmative vote of shareholders holding 14,707,036 shares, or approximately 59% of the Corporation’s issued and outstanding shares, the Corporation is required, under Securities and Exchange Commission rules and regulations, to file this Schedule 14C and no corporate action may be taken on this resolution until after the mailing of this Schedule 14C. Therefore, the Corporation expects to take all necessary corporate actions to effect the amendments in June 2004.

The record date for the reverse split will be June 30, 2004.

Householding

On December 4, 2000, the Securities and Exchange Commission adopted amendments permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Corporation is otherwise advised by the shareholders. “Householding”, as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Corporation’s printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy at your mailing address, please forward a written request to the attention of our Corporate Secretary, by either mail or fax to:

4790 Caughlin Parkway #171
Reno Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, please forward a written request to the attention of our Corporate Secretary, by either mail or fax to:

4790 Caughlin Parkway
Reno Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951

By Order of the Board of Directors,

/s/ Dan Forigo
Dan Forigo, President
Reno, Nevada
June 4, 2004